Exhibit 10.3

BORROWER:	LENDER:
Westmoreland Resources, Inc,	FIRST INTERSTATE BANK
PO Box 449	Billings Office — Commercial Dept.
Hardin, MT 59043-0449	401 North 31st St.
P. O. Box 30918
Billings, MT 59116

Date of Agreement	December 4, 2009
Note Number:	1100236330
Description of Existing Indebtedness: Promissory note dated October 29, 2007 in original principal amount of $8,500,000.00. Current principal balance is $8,000,000.00.
Description of Collateral: All inventory, chattel paper, accounts, equipment and general intangibles.
Description of Change in Terms:
Lender will permit a one-time additional advance of principal, in one or more advances up to $4,000,000.00, resulting in a total principal balance that may be outstanding of $12,000,000.00.
Payment schedule is as follows:
Quarterly payments in the amount of $600,000.00 plus interest for 19 payments beginning January 29, 2010, with a balance plus interest due at maturity on January 29, 2015.
Extension/modification fee of $40,000.00 payable on the date hereof.
Continuing Validity. Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender’s right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.
PRIOR TO SIGNING THIS AGREEMENT, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT, BORROWER AGREES TO THE TERMS OF THE AGREEMENT AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE AGREEMENT.
BORROWER:
Westmoreland Resources, Inc,

BY:	/s/ Douglas P. Kathol DOUGLAS P. KATHOL
VICE PRESIDENT OF DEVELOPMENT AND TREASURER

FIRST INTERSTATE BANK

BY:	/s/ Steve Tostenrud STEVE TOSTENRUD, VICE PRESIDENT